Exhibit 10.1

AMENDMENT TO CONVERTIBLE TERM NOTE

This Amendment to Convertible Term Note (this “Amendment”) is made as of the 31st day of August, 2004 between Laurus Master Fund, Ltd., a Cayman Islands corporation (the “Holder”) and Electric City Corp., a Delaware corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower has previously issued to Holder that certain Convertible Term Note is original principal amount of $1,000,000 dated September 11, 2003 (the “Convertible Term Note”); and

WHEREAS, Borrower and Holder have agreed to amend the Convertible Term Note in certain respects as set forth herein;

NOW, THEREFORE, the parties hereto hereby agrees as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Convertible Term Note.

2. Amendments. The Convertible Term Note is hereby amended as follows:

(A) The definition of Maturity Date is hereby amended to September 1, 2006.

(B) The parties agree that, as of the date of this Amendment, the outstanding principal balance of the Convertible Term Note is $676,789.81. Notwithstanding the provisions of Section 1.2 of the Convertible Term Note, no payments of principal under the Convertible Term Note shall be due on August, 1, 2004 or any Repayment Date thereafter prior to February 1, 2005, and for each such Repayment Date the Monthly Amount shall consist solely of accrued interest. Commencing on February 1, 2005 and on each Repayment Date thereafter, Borrower shall make monthly principal payments of $35,000, with the remaining outstanding principal balance due and payable in full on the Maturity Date (as amended by this Amendment), and for each such Repayment Date on or after February 1, 2005, the Monthly Amount shall include both principal then due and accrued interest.

(C) The definition of Fixed Conversion Price in Section 2.12 is amended to $1.64.

3. Miscellaneous.

(A) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(B) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Amendment.

(C) Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

(D) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E) References. From and after the date of execution of this Amendment, any reference to the Convertible Term Note contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(F) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Convertible Term Note. The Convertible Term Note, as modified hereby, remains in full force and effect and are hereby reaffirmed in all respects.

(G) Construction. Each party acknowledges that its legal counsel participated in the preparation of this Amendment and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Amendment to favor any party against the other.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Convertible Term Note as of the date first set forth above.

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz

Name: Title:	Jeffrey Mistarz Chief Financial Officer & Treasurer

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin

Name: Title:	Eugene Grin Director